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                                                EXHIBIT  III
          AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT

      THIS AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT
("Amendment No. 1") is entered into as of October 17, 1995 between InterCel, Inc. a Delaware corporation ("InterCel"), and InterCel PCS Services, Inc., a Delaware corporation ("Services").

      WHEREAS, InterCel, Services, and certain other parties entered into a Business Combination Agreement dated as of August
23, 1995 (the "Business Combination Agreement");

      WHEREAS, Section 13.5 of the Business Combination Agreement provides that no amendment, modification or discharge of the Business Combination Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought; and

      WHEREAS, InterCel and Services desire to amend the Business
Combination Agreement to delete a phrase with respect to the Partnership Interests owned by Services.

      NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Section 2.2 of the Business Combination Agreement is hereby amended by deleting the phrase ", which shall be extinguished".

      2. Except as otherwise provided herein, all terms, provisions, covenants, representations, warranties, agreements and conditions of the Business Combination Agreement shall remain unchanged and in full force and effect.

      3. This Amendment No. 1, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the choice of law rules thereof).

      4. From and after the execution of this Amendment No. 1 by the parties hereto, any reference to the Business Combination
Agreement shall be deemed to be a reference to the Business
Combination Agreement as amended hereby.

      5. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Business Combination Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1, or have caused this Amendment No. 1 to be duly executed on their behalf, as of the day and year first above written.


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                                 INTERCEL, INC.




By:_________________________
                                 Name:
                                 Title:



                                 INTERCEL PCS SERVICES, INC.



                                 By:____________________________
                                 Name:
                                 Title:




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